Exhibit 99.1

Lifeloc Reports Second Quarter 2022 Results

WHEAT RIDGE, Colo., August 9, 2022 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the second quarter ended June 30, 2022.

First Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $2.180 million in the second quarter of 2022, resulting in a quarterly net loss of $(202) thousand, or $(0.08) per diluted share. These results compare to net revenue of $1.730 million and quarterly net loss of $(110) thousand, or $(0.04) per diluted share in the second quarter of 2021. Revenue for the quarter increased 26% versus the second quarter last year, as demand continued to recover from the impact of the COVID-19 global pandemic and the government ordered shutdowns. Six-month net revenue of $4.341 million and a net loss of $(346) thousand, or $(0.14) per diluted share, compare to net revenue of $3.539 million and a net profit of $294 thousand, or $0.12 per diluted share, for the same six months of 2021. The income for the first six months of 2021 includes the benefit from the forgiveness of the first round SBA Paycheck Protection Program (PPP) loan of $465 thousand.

Increasing research and development investment as well as supply chain disruption contributed to the net loss in this quarter despite increased revenue. Supply chain delays have added some costs, and component inflation has added more. The company implemented a broad price increase during the quarter in response to rising costs.

New platform LX9 and LT7 devices are producing strong sales growth. The L-series devices feature a high-resolution color display with a highly customizable user interface. Their features and performance have driven penetration by meeting previously unaddressable market needs, such as wider temperature ranges and fast customization that incorporates local languages. We expect that most L-series sales will be incremental to FC-series devices rather than displacing FC sales. The L-series devices are meeting the requirements of the most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors.

We believe our most important goal and best opportunity remains the convergence of the global need for rapid detection of drugs of abuse with Lifeloc’s proven capability to build easy-to-use portable testing equipment. We are focusing our research and development efforts on leveraging the SpinDx™ technology platform, sometimes referred to as "Lab on a Disk," to develop a series of devices and tests that can be used at roadside, emergency rooms and in workplace testing to get a rapid and quantitative measure for a panel of drugs of abuse, beginning with a device that allows for detection of delta-9-THC (the major intoxicating component of the cannabis plant) from a test subject’s saliva. We are also developing a device based on our recently updated LX9 breathalyzer that, when coupled with the SpinDx technology, will be our first marijuana breathalyzer system.  In anticipation of possible SpinDx supply chain delays, we’ve already begun purchasing small quantities of components ahead of the initial production builds.

Our R.A.D.A.R.® 200 device has been introduced to the market, and the market feedback is that the device needs a few additional specific upgrades to gain widespread acceptance. The R.A.D.A.R. device promises to address a critical and valuable market need for self-administered alcohol monitoring. However, in late 2021, we determined that Lifeloc’s full research and development resources must remain focused on completing the SpinDx development and bringing it to market. To maximize shareholder value, Lifeloc has created a new wholly owned subsidiary, Probation Tracker Inc. (PTI), to focus exclusively on development of R.A.D.A.R.® 300. We intend to distribute the shares of PTI to our shareholders as a stock dividend once we’ve received the required regulatory approvals and expect PTI to work independently to develop R.A.D.A.R.® 300 and raise additional funds as needed to commercialize it. More details are available in our 10-Q for the second quarter of 2022 and will be forthcoming in subsequent filings.

“Our sales continue to recover well in 2022,” commented Dr. Wayne Willkomm, President and CEO. “The new L-series devices have grown from a small base to become a significant contributor to revenue and profit margin. Revenue from these is expected to provide the continued funding to push the SpinDx product platform across the finish line to commercialization. We expect research and development expenses to remain high in this push to complete the first of many products built on the SpinDx platform, prioritizing substantial value creation over short-term profitability. We are working toward the goal of initial SpinDx sales this year.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, performance, expectations about new and existing products, market demand, economic conditions, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

R.A.D.A.R.® is a registered trademark of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

PART I      FINANCIAL INFORMATION

ITEM 1 – FINANCIAL STATEMENTS

LIFELOC TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

ASSETS

	June 30, 2022 (Unaudited)	December 31, 2021
CURRENT ASSETS:
Cash	$2,251,315	$2,571,668
Accounts receivable, net	735,675	562,092
Inventories, net	2,300,987	2,668,789
Prepaid expenses and other	124,781	56,897
Total current assets	5,412,758	5,859,446

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	988,738	958,785
Training courses	432,375	432,375
Office equipment, software and space modifications	216,618	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	467,485	456,685
Less accumulated depreciation	(2,747,253)	(2,518,966)
Total property and equipment, net	2,400,494	2,588,028

OTHER ASSETS:
Patents, net	97,412	134,428
Deposits and other	163,480	163,480
Deferred taxes	315,486	204,449
Total other assets	576,378	502,357

Total assets	$8,389,630	$8,949,831

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$299,663	$445,985
Term loan payable, current portion	49,265	48,513
Customer deposits	171,228	170,952
Accrued expenses	240,193	298,530
Deferred revenue, current portion	67,238	71,604
Reserve for warranty expense	46,500	46,500
Total current liabilities	874,087	1,082,084

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,243,807	1,267,551

DEFERRED REVENUE, net of current portion	6,806	6,430
Total liabilities	2,124,700	2,356,065

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,668,014	4,650,812
Retained earnings	1,596,916	1,942,954
Total stockholders' equity	6,264,930	6,593,766

Total liabilities and stockholders' equity	$8,389,630	$8,949,831

LIFELOC TECHNOLOGIES, INC.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,
REVENUES:	2022	2021
Product sales	$2,144,813	$1,674,045
Royalties	12,572	33,652
Rental income	22,639	21,939
Total	2,180,024	1,729,636

COST OF SALES	1,516,389	1,124,218

GROSS PROFIT	663,635	605,418

OPERATING EXPENSES:
Research and development	352,910	266,633
Sales and marketing	276,669	214,124
General and administrative	293,421	256,908
Total	923,000	737,665

OPERATING INCOME (LOSS)	(259,365)	(132,247)

OTHER INCOME (EXPENSE):
Interest income	1,190	813
Interest expense	(10,817)	(13,544)
Total	(9,627)	(12,731)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(268,992)	(144,978)

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	67,462	35,266

NET INCOME (LOSS)	$(201,530)	$(109,712)

NET INCOME (LOSS) PER SHARE, BASIC	$(0.08)	$(0.04)

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.08)	$(0.04)

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,454,116

LIFELOC TECHNOLOGIES, INC.
Condensed Consolidated Statements of Income (Unaudited)

	Six Months Ended June 30,
REVENUES:	2022	2021
Product sales	$4,256,570	$3,449,492
Royalties	39,212	46,216
Rental income	44,878	43,471
Total	4,340,660	3,539,179

COST OF SALES	2,835,136	2,109,884

GROSS PROFIT	1,505,524	1,429,295

OPERATING EXPENSES:
Research and development	742,934	573,845
Sales and marketing	553,306	444,602
General and administrative	646,254	607,028
Total	1,942,494	1,625,475

OPERATING INCOME (LOSS)	(436,970)	(196,180)

OTHER INCOME (EXPENSE):
Forgiveness of Paycheck Protection loan	—	465,097
Interest income	1,622	1,312
Interest expense	(21,727)	(27,061)
Total	(20,105)	439,348

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(457,075)	243,168

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	111,037	50,591

NET INCOME (LOSS)	$(346,038)	$293,759

NET INCOME (LOSS) PER SHARE, BASIC	$(0.14)	$0.12

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.14)	$0.12

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,454,116

Lifeloc Technologies, Inc.
Condensed Consolidated Statements of Stockholders' Equity (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total stockholders' equity, beginning balances	$6,466,460	$6,321,270	$6,593,766	$5,900,642

Common stock (no shares issued during periods):
Beginning balances	4,668,014	4,650,812	4,650,812	4,633,655
Stock based compensation expense related
to stock options	—	—	17,202	17,157
Ending balances	4,668,014	4,650,812	4,668,014	4,650,812

Retained earnings:
Beginning balances	1,798,446	1,670,458	1,942,954	1,266,987
Net income (loss)	(201,530)	(109,712)	(346,038)	293,759
Ending balances	1,596,916	1,560,746	1,596,916	1,560,746

Total stockholders' equity, ending balances	$6,264,930	$6,211,558	$6,264,930	$6,211,558

LIFELOC TECHNOLOGIES, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2022	2021
Net income (loss)	$(346,038)	$293,759
Adjustments to reconcile net income (loss) to net cash provided from (used in) operating activities-
Forgiveness of Paycheck Protection loan (round 1)	—	(465,097)
Depreciation and amortization	267,455	133,657
Provision for doubtful accounts, net change	—	(49,000)
Provision for inventory obsolescence, net change	94,578	(5,000)
Deferred taxes, net change	(111,037)	10,648
Stock based compensation expense related to stock options	17,202	17,157
Changes in operating assets and liabilities-
Accounts receivable	(173,583)	73,553
Inventories	273,224	7,166
Income taxes receivable	—	(54,506)
Prepaid expenses and other	(67,884)	(12,804)
Deposits and other	—	966
Accounts payable	(146,322)	(101,836)
Customer deposits	276	8,130
Accrued expenses	(58,337)	(54,102)
Deferred revenue	(3,990)	3,930
Net cash provided from (used in) operating activities	(254,456)	(193,379)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(40,753)	(58,461)
Patent filing expense	—	—
Net cash (used in) investing activities	(40,753)	(58,461)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(25,144)	(23,986)
Proceeds from Paycheck Protection loan (round 2)		471,347
Net cash provided from (used in) financing activities	(25,144)	447,361

NET INCREASE (DECREASE) IN CASH	(320,353)	195,521

CASH, BEGINNING OF PERIOD	2,571,668	2,195,070

CASH, END OF PERIOD	$2,251,315	$2,390,591

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$19,575	$26,518